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                                                                    EXHIBIT 10.5
                                PROMISSORY NOTE

$3,000,000.00                                                    August 21, 2000

     For value received, SOUTH TEXAS DRILLING & EXPLORATION, INC., a Texas corporation (hereinafter called "Maker", whether one or more), promises to pay to the order of AMERICAN BANK, N.A. ("Payee") at its office in Corpus Christi, Nueces County, Texas, in lawful money of the United States the sum of THREE MILLION AND NO/100 DOLLARS, or so much thereof as may be advanced and unpaid hereon from time to time, together with interest on the unpaid principal balance hereon outstanding from time to time prior to maturity (except during any periods of default as set forth below) at a rate which is the lesser from time to time of: (i) a variable rate which is one percent (1.0%) per annum ABOVE THE REFERENCE RATE as such varies from time to time, such variable rate to change at the same time and with changes in the said Reference Rate; or (ii) the maximum legal rate which may be lawfully contracted for, charged or received hereon from time to time under applicable law; or (iii) 17.50% per annum.

     The term "Reference Rate" shall mean that variable rate of interest per annum established by AMERICAN BANK, N.A. ("Reference Bank") from time to time as its "base rate". Such rate is set by the Reference Bank as a general reference rate of interest, taking into account such factors as the Reference Bank may deem appropriate, it being understood that many of the Reference Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Reference Bank may make various commercial or other loans at rates of interest having no relationship to such rate. In the event that Reference Bank does not have a rate designated by it as its "base rate", then the "Reference Rate" under the note shall be deemed to be the variable rate of interest per annum which is the general reference rate designated by Reference Bank as its "prime rate", "reference rate", or other similar rate and which is comparable to the Reference Rate as described above. Any banking association into which the Reference Bank may be converted or merged, or with which it may be consolidated, or to which it might sell or transfer its banking business and assets as a whole or substantially as a whole, or any banking association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Reference Bank hereunder.

     All interest rates hereunder shall be computed on a full calendar year (365/366 days) basis. Chapter 346 of the Texas Finance Code shall not in any event apply to the loan evidenced hereby.

PAYMENT DEFAULTS/OTHER DEFAULT PROVISIONS:

(a) ANNUAL INTEREST RATE WITH DUE BUT UNPAID AMOUNTS: Maker hereby agrees that, prior to maturity, at the sole option of Payee and without notice to Maker, the entire unpaid principal balance of this Note may bear interest at the highest rate permissible under applicable law or 17.50% per annum, whichever is less, during any period(s) in which Maker fails to make any payment due pursuant to the terms of this Note ten (10) or more days after the payment's due date.

(b) ANNUAL INTEREST RATE WITH OTHER DEFAULT: Maker hereby agrees that, prior to maturity, at the sole option of Payee and upon ten (10) days written notice to Maker, the entire unpaid principal balance of this Note may bear interest at the highest rate permissible under applicable law or 17.50% per annum, whichever is less, during any period(s) in which Maker fails to comply with or to perform any term, obligation, promise or condition contained in this Note or any agreements related to and/or securing this Note. This Paragraph (b) does not apply to monetary defaults, such being specifically addressed herein in Paragraph (a) ANNUAL INTEREST RATE WITH DUE BUT UNPAID AMOUNTS.

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$3,000,000.00 Promissory Note
Maker: SOUTH TEXAS DRILLING &
       EXPLORATION, INC.
Payee: AMERICAN BANK, N.A.


POST MATURITY RATE:

The Post Maturity Rate on this Note is the maximum rate allowed by applicable law. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

     This note shall be due and payable in 87 monthly installments, unless sooner paid, the first 3 installments being for accrued interest only, the 4th (beginning December 15, 2000) through 86th installments being in the amount of $50,585.00 each, including accrued interest each, and the 87th and final installment being in the amount of the balance of principal plus accrued interest then remaining outstanding and unpaid hereon. The first such installment is due and payable September 15, 2000, and the remaining installments are due and payable in consecutive order on the same day of each and every succeeding month thereafter until all sums hereunder have been paid, the final installment due hereon being due on November 15, 2007 (the "maturity date"). In the event of prepayment, no prepayment of principal shall reduce the amount of installments next coming due, and every prepayment of principal shall be applied in inverse order against the principal last coming due hereunder.

     Notwithstanding the above, each of the installments prior to maturity shall be for at least the accrued interest owing. The amount of said installments prior to maturity are also, at the option of the holder hereof, subject to adjustment from time to time, the installment amount to be adjusted to an amount which at the then current rate of interest borne hereby would continue the amortization of principal on the same basis as originally provided hereunder; provided, no such adjustment shall have the effect of extending the maturity date.

     All payments hereon shall be first applied to accrued interest with the remainder, if any, applied to unpaid principal. Principal and accrued interest may be prepaid in whole or in part from time to time without penalty or premium.

     This note evidences funds to be advanced pursuant to a Loan Agreement of even date. Payment is secured as set forth therein.

     At the option of the holder hereof, and after the notice of default and opportunity to cure set forth below, the maturity of this note may be accelerated and all unpaid amounts of principal and accrued interest shall become immediately due and payable, without presentment or demand or notice to any person obligated as Maker or any other person obligated hereon, upon the occurrence of any of the following events: default in the payment of any indebtedness or any part thereof owing to holder by any person obligated as Maker or any other person obligated hereon, whether evidenced by this note or otherwise; or failure to perform or keep any of the conditions and covenants contained in any document given to secure indebtedness owing to holder by any person obligated as Maker or any other person obligated hereon or any document evidencing loan agreements made in connection herewith; or insolvency or making of any general assignment for the benefit of creditors by any person obligated as Maker or any other person obligated hereon; or the filing of any petition or commencement of any proceeding by or against any person obligated as Maker or any other person obligated hereon for any relief, discharge, rearrangement, reorganization or otherwise under any bankruptcy or insolvency laws; or the levying on, seizure or freezing of any account of any person obligated as Maker or any other person obligated hereon by any agency or instrumentality of the State or Federal government; or the issuance of any writ of attachment or garnishment relating to or affecting any of the property or assets of any person obligated as Maker or any other person obligated hereon.
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$3,000,000.00 Promissory Note
Maker:  SOUTH TEXAS DRILLING &
        EXPLORATION, INC.
Payee:  AMERICAN BANK, N.A.


     Except for the notice of default set forth below, Maker and all sureties, endorsers and guarantors of this note hereby severally waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and all other notice, and diligence in collecting this note or filing suit thereon or enforcing any security given therefor, and agree to any substitution, exchange or release of any security now or hereafter given for this note or the release of any party primarily or secondarily liable hereon. Maker and all sureties, endorsers and guarantors of this note further severally agree that it will not be necessary for the payee or any holder hereof, in order to enforce payment of this note, to first institute or exhaust its remedies against any person obligated as Maker or other party liable therefor or to enforce its rights against any security for this note and hereby consent to the renewal and extension or modification from time to time of this note (regardless of the number or length of time of the renewals, extensions or modifications), and to any other indulgence with respect hereto, without notice of any such renewal, extension, modification or indulgence. All persons obligated hereon, whether as a maker, endorser, surety, guarantor or otherwise, shall be jointly and severally liable for repayment of the indebtedness evidenced by or arising under this note.

     In the event that this note is placed into the hands of an attorney for collection, or if collected through probate, bankruptcy or other judicial proceedings, then there shall be additionally owing hereon all expenses and costs or collection, including reasonable attorneys's fees.

     It is expressly provided and stipulated that, notwithstanding any provision of this Note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, in no event shall the aggregate of all interest paid by the Maker to the holder hereof or contracted for, chargeable or receivable hereunder ever exceed the maximum legal rate of interest which may lawfully be charged Maker under the laws of the State of Texas or the United States (whichever may permit the higher rate) on the principal balance of this note from time to time advanced and remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the payee and the Maker in the execution and delivery of this note to contract in strict compliance with usury laws of the State of Texas or the United States (whichever may permit the higher rate). In the event said maximum legal rate is calculated under Texas statutes, the applicable rate ceiling (maximum rate) shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Chapter 303 of the Texas Finance Code as amended. In furtherance thereof, none of the terms of this note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum legal interest rate permitted to be charged to the Maker under such laws. The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for payments of this note shall never be liable for interest in excess of the maximum interest that may lawfully be charged under such laws, and the provisions of this paragraph shall govern over all other provisions of this note or any loan agreement or any deed of trust, assignment, security agreement or other agreement securing payment of this note, should such provisions be in apparent conflict herewith. All sums paid or agreed to be paid to payee or the holder of this note for the use, forbearance or detention of the indebtedness of Maker under the terms of this note or otherwise shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest with respect to such indebtedness is uniform throughout the term hereof, and, in conjunction therewith, if the loan evidenced by this note should ever be deemed to consist of two or more loans, then any sum paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Maker to payee under the terms of this note which is deemed to be excessive interest with respect to one or more of such loans shall be allocated to the loans for which a maximum lawful rate of interest has not been contracted for, charged or received or for which no maximum rate of interest exists.

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$3,000,000.00 Promissory Note
Maker: SOUTH TEXAS DRILLING &
       EXPLORATION, INC.
Payee: AMERICAN BANK, N.A.


     Notice of Default. Notwithstanding anything in the foregoing to the contrary, the maturity of this Note shall not be accelerated until after the holder hereof has notified the Maker by personal delivery or by certified mail, return receipt requested, in writing of any default, and if the same be not cured within ten (10) days as regards any monetary default and within thirty
(30) days as regards any nonmonetary default from the date of such notice, then without further notice, presentment, demand of any kind, acceleration of maturity hereof may be imposed. In the event such notice is effected by personal delivery, the date and hour of actual delivery shall be the time and date of such notice to Maker. Notice by certified mail shall be deemed given when placed in the United States mail, postage prepaid, addressed to Maker at the last known address of Maker as shown by the records of the holder hereof.


NOTICE TO MAKER: UNDER TEXAS LAW, IF YOU CONSENT TO THIS AGREEMENT, YOU MAY BE SUBJECT TO A FUTURE RATE AS HIGH AS 17.50 PERCENT PER YEAR.


                                        SOUTH TEXAS DRILLING & EXPLORATION, INC.


                                        By: /s/ Michael E. Little
                                            ------------------------------------
                                            Name: Michael E. Little
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                                            Title: Chairman CEO
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